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                                                                   EXHIBIT 23.1





                           CONSENT OF INDEPENDENT AUDITORS
                           -------------------------------

      [Letterhead of KPMG Accountants N.V., A Member of KPMG International]


     We have issued our report dated April 9, 1999, accompanying the financial statements of Trimol Group, Inc., for the year ended December 31, 1999, to be contained in the Annual Report on Form 10-KSB (the "10-KSB") for Trimol Group, Inc., a Delaware corporation (the "Company") for its fiscal year ended December 31, 1998. We consent to the use of the aforementioned report in the 10-KSB and to the use of our name as it appears therein.


                                        /s/ KPMG Accountants N.V.
                                        ---------------------------

                                        April 11, 2000